SETTLEMENT AND RELEASE AGREEMENT

SETTLEMENT AND RELEASE AGREEMENT, dated as of November 20, 2006 (this “Agreement”), by and between YTB International, Inc., a Delaware corporation (“YTB”) and Laurus Master Fund, Ltd., a company incorporated under the Exempt Companies Ordinance of the Cayman Islands (“Laurus”).

WHEREAS, Laurus acquired (i) 2,050,000 shares (the “January Shares”) of common stock, par value $0.01 per share, of YTB (“Common Stock”) and a warrant, dated January 26, 2005 (the “January Warrant”) to purchase 800,000 shares of Common Stock (the “January Warrant Shares”), pursuant to a Securities Purchase Agreement, dated January 26, 2005 (the “January SPA”) and a $2,000,000 Convertible Term Note (the “Note”) which has been converted into shares of Common Stock and (ii) 800,000 shares of Common Stock (the “October Shares”) and a warrant, dated October 31, 2005 (the “October Warrant”) to purchase 400,000 shares of Common Stock (the “October Warrant Shares” and together with the January Shares, the October Shares and the January Warrant Shares, the “Original Securities”), pursuant to a Securities Purchase Agreement, dated October 31, 2005 (the “October SPA”);

WHEREAS, in connection with the January SPA, Laurus and YTB entered into a Registration Rights Agreement, dated January 26, 2005 (the “January Registration Rights Agreement”), and in connection with the October SPA, Laurus and YTB entered into a Registration Rights Agreement, dated October 31, 2005 (together with the January Registration Rights Agreement, the “Registration Rights Agreements”), pursuant to which YTB agreed to provide certain registration rights with respect to the Original Securities under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws (the Registration Rights Agreements, the January SPA, the Note, the January Warrant, the October SPA and the October Warrant, and each agreement or other document entered into in connection with or pursuant to such agreements and documents, referred to herein as the “Original Documentation”);

WHEREAS, YTB filed with the Securities and Exchange Commission (“SEC”) a Form 8-K, dated January 30, 2006, reporting that the financial statements included in YTB’s Annual Report for the years ended December 31, 2004 and December 31, 2003 and the financial statements included in YTB’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004, September 30, 2004, March 31, 2005, June 30, 2005 and September 30, 2005 should no longer be relied upon; and

WHEREAS, YTB and Laurus desire to settle any disputes, suits, claims, charges, penalties, damages, liquidated damages, fees, liabilities and causes of action arising out of, based upon or with respect to any Effectiveness Failure (as defined below) or any Share Sale Loss (as defined below) and for this reason, have entered into this Agreement;

NOW THEREFORE, in consideration of the mutual agreements contained herein, the parties agree as follows:

1. Additional Shares. Subject to the terms and conditions of this Agreement, and in reliance on the respective representations, warranties and covenants contained herein, within five days of the execution and delivery of this Agreement by each of the parties, YTB shall deliver to Laurus a stock certificate registered in the name of Laurus for 200,000 shares of Common Stock (the “Additional Shares” and, together with the Original Securities, the “Shares”) which shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

2. Termination of Original Documentation. To the extent that the agreements or other documents constituting the Original Documentation are in effect, as of the date hereof all of the agreements and other documents constituting the Original Documentation, excluding only the January Warrant and the October Warrant, are hereby terminated and of no further force and effect, and each of Laurus and YTB shall have no further rights or obligations thereunder or with respect thereto.

3. Registration of the Shares. Within 45 days after YTB files (i) an Annual Report for the year ended December 31, 2005, (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006, (iii) restated Annual Reports for the years ended December 31, 2004 and December 31, 2003 and (iv) restated Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004, September 30, 2004, March 31, 2005, June 30, 2005 and September 30, 2005, YTB shall use its reasonable best efforts to file with the SEC a Registration Statement on Form SB-2 covering the resale of the Shares. YTB shall use its reasonable best efforts to cause such Registration Statement to be declared effective by the SEC. In connection with the foregoing, the indemnification provisions set forth on Annex A hereto shall apply.

4. Representations and Warranties of Laurus. Laurus represents and warrants to YTB as of the date hereof as follows:

(a) Laurus is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the requisite corporate power and authority to execute, deliver this agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement; and

(b)  Laurus is acquiring the Additional Shares, shall acquire the January Warrant Shares and the October Warrant Shares, and has acquired the other Original Securities and the January Warrant and October Warrant, solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof other than in compliance with all applicable laws, including United States federal securities laws. Laurus agrees that the Shares, the January Warrant and October Warrant may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act of 1933, as amended (the “Securities Act”) and any applicable state securities laws, except pursuant to an exemption from such registration under the Securities Act and such laws. Laurus is able to bear the economic risk of holding the Shares, the January Warrant and October Warrant for an indefinite period (including total loss of its investment), and (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

5. Representations and Warranties of YTB. YTB represents and warrants to Laurus as of the date hereof and as of the date of the issuance of the Additional Shares as follows:

(a) YTB is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the requisite corporate power and authority to execute and deliver this agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement;

(b) The execution of this Agreement by YTB does not, and the performance by YTB of its obligations hereunder will not, constitute a material violation of, materially conflict with or result in a material default under any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which YTB is a party or by which YTB is bound or constitute a violation of, conflict with or result in a default under any judgment, decree or order applicable to YTB;

(c) Neither the execution and delivery of this Agreement nor the performance by YTB of its obligations hereunder will violate any provision of law applicable to YTB or require any consent or approval of, or filing with or notice to any public body or authority under, any provision of law applicable to YTB other than notice or filings pursuant to the federal securities laws; and

(d)  The Additional Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement will be validly issued, fully paid, and non-assessable and free from all liens.

6. Release and Waiver. Effective as of the Release Effective Date (as defined below), Laurus, for itself and its affiliates and successors and assigns (a) hereby releases and discharges YTB and its directors and officers, affiliates, representatives, attorneys, agents, successors and assigns from all suits, claims, charges, penalties, damages, liquidated damages, fees, liabilities and causes of action, whatsoever, whether known or unknown, in law or equity or otherwise, which Laurus or its affiliates, successors and assigns have or may have against any or all of them arising out of, based upon or with respect to (i) any failure by YTB prior to the Release Effective Date to file or obtain and maintain effectiveness of a Registration Statement as required under either of the Registration Rights Agreements (an “Effectiveness Failure”) and (ii) any losses suffered by Laurus or any of its affiliates on the sale of any of the Shares prior to the Release Effective Date (“Share Sale Loss”) (provided however that such release shall not apply to any obligations of YTB to indemnify Laurus or its affiliates for damages payable to third parties), and (b) hereby waives any liquidated damages that may have accrued through the date hereof or may accrue in the future under the Registration Rights Agreements, including under Section 2 of each of the Registration Rights Agreements.

“Release Effective Date” shall mean the first date upon which (i) YTB and Laurus shall each have duly executed and YTB shall have delivered to Laurus its respective counterparts to this Agreement and (ii) Laurus, or its designee, shall have received the Additional Shares, which Additional Shares shall be duly authorized, validly issued, fully paid and non-assessable and free from all liens.

7. Expenses. All fees and expenses incurred by any of the parties hereto shall be borne by the party incurring such fees and expenses and all sales, transfer or other similar taxes payable in connection with this Agreement will be borne by the party incurring such taxes.

8. Brokerage. Each of YTB and Laurus represents and warrants to the other that the negotiations relevant to this Agreement have been carried on by each of YTB, on the one hand, and Laurus, on the other hand, directly with the other, and that there are no claims for finder’s fees or brokerage commissions or other like payments in connection with this Agreement.

9. Further Assurances. Each party shall use its best efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated hereby.

10. Miscellaneous.

(a) This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an instrument in writing signed by each of the parties to this Agreement.

(b) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective directors, officers, heirs, legal representatives, attorneys, successors and assigns.

(c) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without reference to the conflict of laws principles thereof. The parties consent to the jurisdiction and venue of the Courts of the State of New York within the County of New York and the United States District Court of the Southern District of New York in connection with any claim or controversy arising out of or relating to this Agreement.

(d) All notices and other communications under this Agreement shall be in writing and delivery thereof shall be deemed to have been made when transmitted by hand delivery, commercial overnight delivery service, telegram, telex, telecopier or facsimile transmission, when confirmed, to the party entitled to receive the same at the address indicated below or at such other address as such party shall have specified by written notice to the other parties hereto given in accordance herewith:

(i)	if to YTB, addressed to:

YTB International, Inc.
One Country Club View Drive
Edwardsville, Illinois 62025
Attn: John D. Clagg,
Chief Financial Officer
Fax: (618) 659-9826

with a copy to:

Greenberg Traurig, LLP
The MetLife Building
200 Park Avenue
New York, New York 10166
Attn: Robert H. Cohen
Fax: (212) 801-6400

(ii)	if to Laurus, addressed to:

c/o Laurus Capital Management LLC
Attn: Portfolio Services
825 Third Avenue - 17th Floor
New York, NY 10022
Facsimile: (212) 541-4410
Telephone: (212) 541-5800

(e) Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement or one or more sections shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other terms of this Agreement. This Agreement may be executed in counterparts.

IN WITNESS WHEREOF, and intending to be legally bound hereby, YTB and Laurus have executed this Agreement on the date first above written.

YTB INTERNATIONAL, INC.

By:
Name:
Title:

LAURUS MASTER FUND, LTD.

By:
Name:
Title:

Annex A

(a) In the event of a registration of any Shares under the Securities Act, YTB will indemnify and hold harmless Laurus, and its officers, directors and each other person, if any, who controls Laurus within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which Laurus, or such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which any of the Shares are registered under the Securities Act pursuant to this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Laurus, and each such person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that YTB will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of Laurus or any such person in writing specifically for use in any such document.

(b) In the event of a registration of any Shares under the Securities Act, Laurus will indemnify and hold harmless YTB, and its officers, directors and each other person, if any, who controls YTB within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which YTB or such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact which was furnished in writing by Laurus to YTB expressly for use in (and such information is contained in) any Registration Statement under which any of the Shares are registered under the Securities Act pursuant to this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse YTB and each such person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that Laurus will be liable in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing to YTB by or on behalf of Laurus specifically for use in any such document. Notwithstanding the provisions of this paragraph, Laurus shall not be required to indemnify any person or entity in excess of the amount of the aggregate net proceeds received by Laurus in respect of the Shares in connection with any such registration under the Securities Act.

(c) Promptly after receipt by a party entitled to claim indemnification hereunder (an “Indemnified Party”) of notice of the commencement of any action, such Indemnified Party shall, if a claim for indemnification in respect thereof is to be made against a party hereto obligated to indemnify such Indemnified Party (an “Indemnifying Party”), notify the Indemnifying Party in writing thereof, but the omission so to notify the Indemnifying Party shall not relieve it from any liability which it may have to such Indemnified Party other than under this Annex A and shall only relieve it from any liability which it may have to such Indemnified Party under this Annex A if and to the extent the Indemnifying Party is prejudiced by such omission. In case any such action shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such Indemnified Party, and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume and undertake the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under this Annex A for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; if the Indemnified Party retains its own counsel, then the Indemnified Party shall pay all fees, costs and expenses of such counsel, provided, however, that, if the defendants in any such action include both the indemnified party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, the Indemnified Party shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred.

(d) In order to provide for just and equitable contribution in the event of joint liability under the Securities Act in any case in which either (i) Laurus, or any officer, director or controlling person of Laurus, makes a claim for indemnification pursuant to this Annex A but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Annex A provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of Laurus or such officer, director or controlling person of Laurus in circumstances for which indemnification is provided under this Annex A; then, and in each such case, YTB and Laurus will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that Laurus is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the Registration Statement bears to the public offering price of all securities offered by such Registration Statement, provided, however, that, in any such case, (A) Laurus will not be required to contribute any amount in excess of the public offering price of all such securities offered by it pursuant to such Registration Statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.